UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2013

MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

WV	000-50567	20-0034461
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

301 Virginia Avenue, Fairmont, WV  26554-2777
(Address of Principal Executive Offices) (Zip Code)

304-363-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 18, 2013, the Board of Directors of MVB Financial Corp. (“MVB”) has named Bret S. Price as Senior Vice President and Chief Financial Officer (CFO) of the financial holding company.

Price succeeds longtime MVB CFO Eric Tichenor, who, effective November 18, 2013, has departed his officer role at MVB, but will remain with MVB’s subsidiary, MVB Bank, Inc. (“MVB Bank”), as Senior Vice President of Bank Internal Operations, Chief Financial Officer and Treasurer to oversee MVB Bank’s growing internal operations.

Price, 47, joins MVB and brings two decades of financial experience. Most recently, he was vice president for Founders Investment Banking in Birmingham, Alabama. Previously, he held leadership positions with financial institutions, including BBVA Compass Bank, Associated Banc-Corp and Regions Financial Corporation (formerly AmSouth Bancorporation).

Price holds a Masters in Business Administration degree from West Virginia University, earned a Bachelor of Science degree in finance from the University of Charleston, and is a Chartered Financial Analyst Charterholder from the CFA Institute in Charlottesville, Va.

Price has a written employment agreement with MVB that can be renewed annually.  Price’s salary is $235,000 per year, payable in accordance with MVB’s general payroll practices and is subject to future adjustment.  Price is eligible to participate in MVB’s fringe benefit programs, including vacation, sick leave, group medical insurance, group life insurance, and expense reimbursement programs.  In addition, Price is eligible to participate in the MVB annual executive performance incentive plan.  Price is subject to MVB standard employee handbook policies.  Price’s employment may be terminated for cause, terminated without cause, terminated due to death or permanent disability, or constructively terminated in the event of a change in control, all subject to certain conditions and commitments.  Price’s employment agreement also includes provisions related to treatment of confidential information, the return of MVB’s property in the event of a resignation or termination, non-solicitation and non-interference, and non-competition.  In addition, on November 18, 2013, MVB and Price signed a stock option agreement based upon the MVB Financial Corp. 2013 Incentive Stock Plan for the grant of 2,500 MVB shares at a price of $32.00 per share, which will vest over a five year period in equal annual amounts, beginning November 18, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp.
By	/s/ Larry F. Mazza
Larry F. Mazza
Chief Executive Officer

Date: November 18, 2013

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